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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): AUGUST 9, 2007

                            TECUMSEH PRODUCTS COMPANY
             (Exact name of registrant as specified in its charter)

                MICHIGAN                        0-452             38-1093240
      (State or other jurisdiction           (Commission        (IRS Employer
            of incorporation)                File Number)    Identification No.)

        100 EAST PATTERSON STREET
           TECUMSEH, MICHIGAN                                       49286
(Address of principal executive offices)                          (Zip Code)

       Registrant's telephone number, including area code: (517) 423-8411

                                (NOT APPLICABLE)
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

     Our press release dated August 9, 2007 regarding our second quarter 2007 consolidated results is furnished as Exhibit 99.1 to this report.

     We hosted our second quarter 2007 earnings conference call and webcast on Thursday, August 9, 2007 at 3:00 p.m. Eastern Time. Via the webcast, we presented our Second Quarter 2007 Investor Presentation, which contained a summary of our financial results for the quarter. We are furnishing a copy of the Second Quarter 2007 Investor Presentation as Exhibit 99.2 to this report. The Investor Presentation will be posted on our website, www.tecumseh.com, through at least September 30, 2007. Exhibit 99.2 is incorporated by reference under this Item 2.02.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY AGREEMENTS OF CERTAIN OFFICERS.

     On August 9, 2007, our Board of Directors appointed three new directors, effective on August 13. Also on August 9, Kevin E. Sheehan resigned from the Board, effective on August 12, for personal and family health reasons. As a result of these events, combined with the previously announced appointment to the Board of Edwin L. Buker, our new President and Chief Executive Officer, effective on August 13, our Board of Directors now consists of seven members.

     The directors appointed on August 9 are:

     - William E. Aziz, 51, Managing Partner of BlueTree Advisors, of Oakville, Ontario, a firm founded in 2002 by Mr. Aziz that provides operational, financial and strategic planning advisory services to public and private businesses in all industries. Mr. Aziz also currently serves as the Chief Financial Officer of Hollinger, Inc., a public company listed on the Toronto Stock Exchange, with a subsidiary (SunTimes Media Group, an operator of daily newspapers) listed on the New York Stock Exchange. Mr. Aziz was appointed to the Audit Committee.

     - Steven J. Lebowski, 55, an attorney and certified public accountant in Milford, Michigan. Mr. Lebowski is also Vice President and an owner of Architectural Door and Millworks PC, a privately held wholesale distributor of doors based in New Hudson, Michigan. Mr. Lebowski was appointed to the Audit Committee. Mr. Lebowski was appointed a director in accordance with the terms of the April 2, 2007 Settlement and Release Agreement described in the Form 8-K we filed on April 10, 2007.

     - Jeffry N. Quinn, 48, Chairman of the Board, President and Chief Executive Officer, and previously Chief Restructuring Officer, of Solutia Inc., of St. Louis, Missouri, a $3.7 billion specialty chemical and materials company. Solutia, which was formerly a unit of Monsanto, has been operating under Chapter 11 bankruptcy protection since late 2003. Mr. Quinn was appointed to the Governance, Compensation, and Nominating Committee.

     As non-employee directors, Messrs. Aziz, Lebowski, and Quinn will each receive a monthly retainer of $2,500, a $1,500 fee for each board meeting attended, and a $1,200 fee for each committee meeting attended and will be entitled to reimbursement for travel expenses. Each of them also will be eligible to receive phantom share awards under our Director Retention Phantom Share Plan, under which each non-employee director receives an annual award denominated in phantom Class A shares. The minimum award is $5,000, and the maximum is 100% of the director's annual retainer fee. The board of directors makes the awards at its organizational meeting following each annual meeting of shareholders on the basis of our actual return on equity for the preceding year as compared to a target established for that year. In addition, each of them will be eligible to participate in our Outside Directors' Voluntary


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Deferred Compensation Plan, under which our non-employee directors can elect to defer receipt of a portion of their retainers and meeting fees.

     Also effective on August 13, 2007, as part of the previously announced transition to Mr. Buker's role as Chief Executive Officer, James J. Bonsall assumed a transitional role as Executive Vice President, reporting to Mr. Buker. Mr. Bonsall previously served as President and Chief Operating Officer.

ITEM 7.01 REGULATION FD DISCLOSURE.

     On August 13, 2007, we issued a press release announcing the changes in our Board disclosed in Item 5.02. We are furnishing a copy as Exhibit 99.3 to this report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

     The following exhibits are furnished with this report:

Exhibit No.   Description
-----------   -----------
99.1          Press release dated August 9, 2007

99.2          Second Quarter 2007 Investor Presentation

99.3          Press release issued August 13, 2007

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        TECUMSEH PRODUCTS COMPANY


Date: August 15, 2007                   By /s/ James S. Nicholson
                                           -------------------------------------
                                           James S. Nicholson
                                           Vice President, Treasurer and Chief
                                           Financial Officer

     NOTE: The information in Items 2.02 and 7.01 and in Exhibits 99.1, 99.2, and 99.3 shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in the filing. The inclusion of any information in Item
2.02 or 7.01 is not an admission as to the materiality of the information.


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                                  EXHIBIT INDEX

Exhibit No.   Description
-----------   -----------
99.1          Press release dated August 9, 2007

99.2          Second Quarter 2007 Investor Presentation

99.3          Press release issued August 13, 2007


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